Exhibit 15.2
[Letterhead of Maples and Calder]

Our ref	GDK/JLL/630408/3932871v1
Direct tel	+852 2971 3090
Email	jo.lit@maplesandcalder.com
Agria Corporation
21/F Tower B
PingAn International Finance Center
1-3 Xinyuan South Road
Chaoyang District
Beijing 100027
People’s Republic of China
28 June 2011
Dear Sirs,
Re: Agria Corporation (the “Company”)
We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2010, which will be filed with the Securities and Exchange Commission in the month of June 2011.

Yours faithfully,

/s/ Maples and Calder

Maples and Calder